Exhibit 4.5

                                 FUTUREMEDIA PLC
                        SECURITIES SUBSCRIPTION AGREEMENT

                                IMPORTANT NOTICE

The contents of this document have not been approved by an authorized person (for the purposes of Section 21 of Financial Services and Markets Act 2000 (the "Act")). Such approval is required by Section 21 of the Act unless an exemption applies. Consequently this document is being made available in the United Kingdom only to persons who are deemed sufficiently experienced and knowledgeable to understand the risks involved in making an investment in the Company and as such fall within any of Articles 19 (investment professionals), 43 (Members and creditors of certain bodies corporate), 48 (certified high net worth individuals), 49 (high net worth companies, unincorporated associations etc.), 50 (sophisticated investors) or 51 (associations of high net worth or sophisticated investors) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (SI 2001/1335) (the "Order") or such other relevant exemption under which this Document may lawfully be communicated as a financial promotion.

This document does not constitute a prospectus or an offer or invitation to the public to acquire or subscribe for any shares or other securities in the Company within the meaning of Regulation 6 of the Public Offers of Securities Regulations 1995 (SI 1995/1537) and should not be reproduced or circulated. Accordingly, the securities may not be offered or sold or re-offered or resold to persons in the United Kingdom except to person of the kind described in paragraphs 3 to 24 of Schedule 11 to the Act.

This document should not be considered as a recommendation by the shareholders, the Company, or any of their respective subsidiaries, affiliates, representatives, partners, directors, officers, employees, advisers or agents to invest in the Company, and interested recipients are recommended to seek their own independent financial, legal and other advice.

RECIPIENTS OF THIS DOCUMENT IN JURISDICTIONS OUTSIDE THE UK SHOULD INFORM THEMSELVES ABOUT AND OBSERVE ALL APPLICABLE LEGAL REQUIREMENTS IN THEIR JURISDICTIONS. IN PARTICULAR, THE DISTRIBUTION OF THIS DOCUMENT IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW AND, ACCORDINGLY, RECIPIENTS REPRESENT THAT THEY ARE ABLE TO RECEIVE THIS DOCUMENT WITHOUT CONTRAVENTION OF ANY UNFULFILLED REGISTRATION REQUIREMENTS OR OTHER LEGAL RESTRICTIONS IN THE JURISDICTION IN WHICH THEY RESIDE OR CONDUCT BUSINESS.

THE SECURITIES OFFERED PURSUANT TO THIS DOCUMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OR IN A TRANSACTION NOT SUBJECT TO SUCH REQUIREMENTS) AND IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS.


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                                 CONFIDENTIALITY

By accepting a copy of this document, the recipient acknowledges and agrees that it is receiving confidential information that has not been made available to the public. It agrees that it will not disclose, reproduce, circulate, or otherwise make known to any other person the information contained herein, without the prior written consent of the Company.


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Futuremedia Public Limited Company
Media House, Arundel Road
Walberton, Arundel
West Sussex, BN18 0QP

Gentlemen:

The undersigned understands that the Company is hereby making an offer (the "Offer") of up to an aggregate of 20,000,000 Ordinary Shares, 1-1/9 pence per share, of the Company (the "Shares") at a purchase price of not less than $0.10 per Ordinary share.

         The Offer will expire on April 22, 2003 unless extended by the Company, in its sole discretion (the "Expiration Date").

      1. Subscription. Subject to the terms and conditions of this Agreement, the undersigned hereby tenders this subscription for the purchase of the number of Shares set forth on the signature page of this Agreement. Payment of the aggregate purchase price is required at the time of delivery of this Agreement to the Company. The undersigned acknowledges that, in order to subscribe, the undersigned must deliver, to the attention of Peter Machin at the Company, prior to the Expiration Date, one executed copy of this Agreement.

      2. Risk Factors. The undersigned acknowledges and is aware that an investment in the Company involves a substantial degree of risk and should be regarded as highly speculative. As a result, the subscription for Shares should be considered only if the undersigned can reasonably afford a loss of its entire investment. The undersigned should carefully consider, among other things, the risk factors set out in the Company's Annual Report on Form 20-F (the "20-F") filed with the U.S. Securities and Exchange Commission on November 15, 2002, a copy of which is attached hereto as Exhibit A. In addition the undersigned should consider the following factors relating to the Company:

                  Financial Condition and Liquidity. As of December 31, 2002, on an unaudited basis, the Company had a working capital deficit of GBP628,000 ($1,010,000), including GBP104,000 ($167,000) of cash. Net current liabilities include an overdue balance of approximately GBP450,000 ($723,000) outstanding on the Loan Stock Agreement 2002 between the Company and Waverton Holdings Limited.

                  The Company exchanged contracts in January 2003 for the sale of its freehold property, with completion in two stages, the first at the end of January 2003, and the second as and when the Company relocates to new premises. The anticipated sale proceeds of this building, net of the loan from Waverton Holdings Limited, which is secured against the premises, and any relocation expenses incurred, will provide additional funds. The Company is evaluating an offer of a mortgage from HSBC to provide bridging funds pending final completion. The total sale price is expected to be GBP750,000 ($1,206,000), approximately GBP130,000 ($209,000) below the carrying value of the property, reflecting local market conditions.


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

                  Based on the foregoing, there is a recognized and immediate need to secure additional funding. There can be no assurances that the Company will be successful securing additional funds. There is, therefore, substantial doubt that the Company will be able to continue as a going concern.

                  Listing Maintenance Criteria for Nasdaq System. As disclosed in the 20-F, the National Association of Securities Dealers, Inc., (the "NASD") which administers Nasdaq, requires that, in order for a company's securities to continue to be listed on the Nasdaq SmallCap Market, the company must maintain either a minimum stockholder's equity $2,500,000, $35,000,000 in market capitalization or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. As of December 31, 2002, the Company had stockholder's equity of $680,000 and a market capitalization of $7.15 million. The Company had net loss for the financial year ended April 30, 2002 of $2,944,000 and a net loss for the two prior fiscal years.

                  The Company received a notice from Nasdaq dated December 3, 2002 indicating that the Company's continued listing on the Nasdaq SmallCap Market was under review. Discussions with Nasdaq are ongoing regarding this matter and copies of the above-referenced letter and subsequent correspondence with Nasdaq are attached as Exhibit B hereto. There can be no assurances that the Company will maintain its Nasdaq SmallCap Market listing. A failure to maintain such listing could have a material adverse effect on the Company's business and financial condition and on the liquidity and market value of the Shares.

      3. Acceptance of Subscription. It is understood and agreed that this Agreement is subject to the following terms and conditions:

            (a) Investments are not binding on the Company until accepted by the Company.

            (b) The undersigned hereby intends that his signature hereon shall constitute an irrevocable subscription to the Company for the number of Shares described herein.

      4. American Depositary Receipts. The Company's American Depositary Shares ("ADSs") trade on the Nasdaq SmallCap Market under the symbol FMDAY. Each ADS represents the right to receive one Ordinary Share of the Company. ADSs are evidenced by American Depositary Receipts ("ADRs"). ADSs evidenced by ADRs are issued by the Bank of New York as Depositary (the "Depositary") of the Company's ADR facility in accordance with the terms of a deposit agreement between the Company and the Depositary. To the extent necessary, the Company shall amend the deposit agreement with the Depositary to include the Shares as ADSs and/or to take all reasonably necessary action to deliver to the purchaser ADRs evidencing such ADSs. The Company shall bear all costs and expenses in connection with the issuance of ADRs to the undersigned.

      5. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company as follows:

            (a) The undersigned (i) has adequate means of providing for its current needs and possible contingencies, and it has no need for liquidity of its investment in the Company; (ii) has such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment; and (iii) understands that an investment in the Shares is highly speculative and is able financially to bear the risk of losing its entire investment.


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            (b) The address set forth on the signature page of this Agreement is its true and correct business address, and it has no present intention of changing its business location to any other jurisdiction.

            (c) The undersigned has received and read and represents that it is familiar with this Agreement.

            (d) The undersigned, and its representatives, if any, have received copies of the following documents: (i) the Company's Annual Report on Form 20-F for the fiscal year ended April 30 2002, attached hereto as Exhibit A; (ii)
(iii) the correspondence between the Company and Nasdaq regarding the Company's continued listing on the Nasdaq SmallCap Market, attached hereto as composite Exhibit B and (iii) the Company's Press Releases distributed since April 30, 2002, attached hereto as composite Exhibit C. The undersigned acknowledges that it has reviewed the information contained therein. It further acknowledges that it has had the opportunity to ask representatives of the Company questions about the Company's business and financial condition and that it has obtained such information as it has requested to the extent it has deemed necessary to permit it to fully evaluate the merits and risks of its investment in the Company. Further, the undersigned has consulted with such other of its investment and/or accounting and/or legal and/or tax advisors as it has deemed necessary and appropriate in making its decision to acquire the Shares.

            (e) If the undersigned is a corporation, partnership, trust, or other entity, (i) it is authorised and qualified to become a shareholder of, and authorised to make its investment in, the Company; (ii) it has not been formed for the purpose of making an investment in the Company; and (iii) the person signing this Agreement on behalf of such entity has been duly authorised by such entity to do so.

            (f) The undersigned is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of its investment in the Company.

            (g) The undersigned understands (i) that it is the Company's intent that all communications and other activities relating to this Agreement and the transactions contemplated hereby are being carried out in compliance with the Financial Services and Markets Act 2000 ("FSMA") and related secondary legislation, including without limitation the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, SI 2001 No. 1335 ("Statutory Instrument 2001 No. 1335") and (ii) that the Company is relying certain exemptions in Statutory Instrument 2001 No. 1335. Unless another exemption is available, the undersigned hereby represents and warrants that it is either a Certified High Net Worth Individual or a Certified Sophisticated Investor, or a current member of the Company, as such terms are defined in Statutory Instrument 2001 No. 1335.


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

            (h) The undersigned understands that the Shares have not been and are not expected to be registered under the United States Securities Act of 1933, as amended (the "Act") or under the securities law of any other jurisdiction. The Securities are being offered and sold in an "offshore transaction" outside the United States in accordance with Rule 903 of Regulation S ("Regulation S"), promulgated under the Act. The transferability of the Securities is restricted as provided herein.

            (i) At the time the offer to buy the Shares was made, the undersigned and all beneficial owners of the Shares purchased hereunder by the undersigned on behalf of such persons were outside of the United States of America, Canada, Japan, the Republic of Ireland and Australia. The undersigned further represents that the undersigned and all such beneficial owners did not receive any offering documents, with respect to the purchase of the Shares, in the United States of America, Canada, Japan, the Republic of Ireland or Australia.

            (j) The Shares for which the undersigned hereby subscribes are being acquired solely for its own account or for the account of beneficial owners that the undersigned represents, and are not being purchased with a view to or for distribution. It has no present plans to enter into any such contract, undertaking, agreement or arrangement. In order to induce the Company to sell and issue the Shares subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognise the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned and the beneficial owners that the undersigned represents.

            (k) The undersigned understands that the Shares may not be transferred, sold, assigned, hypothecated or otherwise disposed of, except:
(a)(i) pursuant to a registration statement, filed with and declared effective by the Commission, (ii) in an offshore transaction in compliance with Regulation S or (iii) pursuant to another available exemption from the registration requirements under the Act upon the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and (b) in compliance with all other applicable laws.

            (l) The undersigned agrees that, in order to ensure compliance with applicable securities laws, the certificates or ADRs evidencing the Shares will be held in escrow by Thomas, Eggar Verrall, Bowles, Solicitors of Chichester, England (the "Escrow Agent"), for a minimum period of 40 days following the date of receipt by the Company of payment in full for all Shares purchased hereunder (the "Restricted Period"). The undersigned agrees not to sell, grant options over, transfer, charge, pledge, hypothecate or otherwise dispose of the Shares during the Restricted Period.

            The foregoing representations and warranties are true and accurate as of the date of delivery of this Agreement to the Company and shall survive such delivery. If in any respect such representations and warranties shall not be true and accurate prior to acceptance of this subscription by the Company, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

      6. Delivery of Certificates; Transfer Agent Instructions.


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            (a) The Company will cause to be placed in escrow, as described herein, either certificates or ADRs evidencing the Shares being purchased hereunder without any restrictive legends affixed thereon (except to the extent that any such restrictive legends may be required by The Bank of New York or any successor depositary of the Company's ADR facility). The certificates or ADRs will be issued in the name of the undersigned and will be held in escrow by the Escrow Agent during the Restricted Period. Upon the expiration of the Restricted Period, the Escrow Agent will deliver the certificates representing the Shares or the ADRs to the undersigned.

      (b) Notwithstanding anything contained herein to the contrary, the Company and the undersigned hereby agree and acknowledge that the Escrow Agent is holding the certificates or ADRs evidencing the Shares solely for administrative convenience purposes only, and that no duty or obligation, direct or indirect, whether affirmative or not, is hereby imposed, created or otherwise assumed or undertaken by the Escrow Agent with respect thereto.

      7. Costs and expenses Incident to the Purchase. The Company shall bear all costs and expenses incident to the issuance, sale and delivery of the Shares, including, but not limited to, all legal fees; the preparation, printing and delivery of shares certificates; and any cost and expense in connection with the conversion of any of the Shares into ADRs. The Company shall not be obligated to pay any commissions or issue any warrants or options to any third parties or the undersigned in connection with the issuance of the Shares pursuant to this Agreement except as otherwise expressly agreed in writing by the Company.

      8. Indemnification. The undersigned acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and hereby agrees to indemnify and hold harmless the Company, the Company's officers and directors, and their respective agents, employees and affiliates, from and against any and all losses, claims, damages or liabilities, including reasonable solicitors' or attorneys' fees, due to or arising out of a breach of any representation (s) or warranty(s) of the undersigned contained in this Agreement.

      9. Further Assurances. The undersigned hereby agrees to execute or sign any and all other documents and/or take any and all such further actions as the Company may reasonably request or require in connection with the transactions contemplated by this Agreement.

      10. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does. not thereby or in any other manner waive any rights granted to it under U.S. federal or state securities laws, the laws of England and Wales or any other jurisdiction.

      11. Revocation. The undersigned acknowledges and agrees that its subscription for the Shares made by the execution and delivery of this Agreement by the undersigned is irrevocable.

      12. Miscellaneous.

            (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at its address set forth below and to Futuremedia Public Limited Company at Media House, Arundel Road, Walberton, Arundel, West Sussex, BN18 0QP, Attention: Peter Machin.


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

            (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereshall be construed in accordance with and shall be governed by the laws of England and Wales.

            (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

            (d) This Agreement shall be binding upon the legal representatives, successors and assigns of all parties hereto.

            (e) All terms used herein shall be deemed to include the masculine and the Feminine and the singular and the plural as the context requires.

                           [Signature Page to Follow]


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

                                 SIGNATURE PAGE

EXECUTED this 23 day of April, 2003.

Number of Shares subscribed for:  8,500,000 shares at U.S. $0.10 per Share.

Payable:  One installment of $ 850,000 on signature.

  /s/ Sven Holmgren
------------------------------------    -----------------------------------------------------
(Signature of Subscriber)               (Signature of Spouse, or other joint tenant, if any)


Sven Holmgren
VD/Managing Director
Volito AB
-------------------------------------   ------------------------------------------------------
(Print Name of Subscriber)              (Printed Name of Spouse, or other joint tenant, if any)


Volito AB
Sodra Forstadsgateny
211 43 Malmo - Sweden                   (Address)
-------------------------------------- --------------------------------
(Address)

Check Appropriate Space:
__________/Individual Ownership
__________/Joint Tenants with Right of Survivorship
__________/Tenants in Common
__________/Other:  _______

                                   ACCEPTANCE

      APPROVED AND ACCEPTED in accordance with the terms of this Agreement on this Agreement on this 23 day of April, 2003.


                                  FUTUREMEDIA PUBLIC LIMITED COMPANY


                                  By: /s/ Mats Johansson
                                      ------------------------------------------
                                      Mats Johansson, Chief Executive Officer


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                                    Exhibit A

                 FORM 20-F FOR FISCAL YEAR ENDED APRIL 30, 2002


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                                    Exhibit B

            CORRESPONDENCE WITH NASDAQ REGARDING REVIEW OF COMPANY'S
                         NASDAQ SMALLCAP MARKET LISTING


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

                                    Exhibit C

                       PRESS RELEASES SINCE APRIL 30, 2002

May 16, 2002                  Preliminary results Fiscal 2002                   Filed under Form 6-k
May 31, 2002                  C2W Acquisition                                   Filed under Form 6-k
June 25, 2002                 BT Conferencing goes live                         Filed under Form 6-k
December 10, 2002             Quarter 1 results, fiscal 2003                    Filed under Form 6-k
December 12, 2002             Award of Syngenta contract                        Filed under Form 6-k
January 16, 2003              Half year results, fiscal 2003                    Filed under Form 6-k
January 22, 2003              Peter Copeland                                    Filed under Form 6-k
January 28, 2003              Private Placement                                 Filed under Form 6-k
March 11, 2003                Announcement re RDF                               To be Filed under Form 6-k
March 20, 2003                Award of BUPA contract                            To be Filed under Form 6-k


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